(a)(71)

ING EQUITY TRUST

CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED

DECLARATION OF TRUST AND REDESIGNATION OF SERIES

Effective: May 1, 2014

The undersigned, being a majority of the Trustees of ING Equity Trust, a Massachusetts business trust (the “Trust”), acting pursuant to the Amended and Restated Declaration of Trust, dated February 25, 2003, as amended (the “Declaration of Trust”), including Article VIII, Section 8.3 of the Trust’s Declaration of Trust, hereby amend the Declaration of Trust to change the name of the Trust set forth in Section 1.1 and redesignate each existing series of the Trust as follows:

1.              Section 1.1 of the Declaration of Trust, executed on February 25, 2003, as amended, is hereby amended to read in its entirety as follows:

“Section 1.1.   Name.  The name of the Trust created hereby is “Voya Equity Trust”.”

2.              The six (6) existing series of the Trust are redesignated as follows:

(a)         The “ING Growth Opportunities Fund” is redesignated the “Voya Growth Opportunities Fund;”

(b)         The “ING Large Cap Value Fund” is redesignated the “Voya Large Cap Value Fund;”

(c)          The “ING MidCap Opportunities Fund” is redesignated the “Voya MidCap Opportunities Fund;”

(d)         The “ING Mid Cap Value Fund” is redesignated the “Voya Multi-Manager Mid Cap Value Fund;”

(e)          The “ING Real Estate Fund” is redesignated the “Voya Real Estate Fund;” and

(f)           The “ING SmallCap Opportunities Fund” is redesignated the “Voya SmallCap Opportunities Fund.”

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IN WITNESS WHEREOF, the undersigned have this day signed this Certificate of Amendment of Amended and Restated Declaration of Trust and Redesignation of Series.

Dated: April 10, 2014

/s/ Colleen D. Baldwin	/s/ Russell H. Jones
Colleen D. Baldwin, as Trustee	Russell H. Jones, as Trustee

/s/ John V. Boyer	/s/ Patrick W. Kenny
John V. Boyer, as Trustee	Patrick W. Kenny, as Trustee

/s/ Patricia W. Chadwick	/s/ Shaun P. Mathews
Patricia W. Chadwick, as Trustee	Shaun P. Mathews, as Trustee

/s/ Albert E. DePrince, Jr.	/s/ Joseph E. Obermeyer
Dr.Albert E. DePrince, Jr., as Trustee	Joseph E. Obermeyer, as Trustee

/s/ Peter S. Drotch	/s/ Sheryl K. Pressler
Peter S. Drotch, as Trustee	Sheryl K. Pressler, as Trustee

/s/ J. Michael Earley	/s/ Roger B. Vincent
J. Michael Earley, as Trustee	Roger B. Vincent, as Trustee